AT&T SELLING VRIO OPERATIONS TO GRUPO WERTHEIN

DALLAS, July 21, 2021 – Grupo Werthein and AT&T* (NYSE:T) announced today that Grupo Werthein has reached an agreement to acquire AT&T’s Vrio Corp. business unit. Grupo Werthein is a private holding company that has been doing business in Latin America and internationally for more than 100 years and has extensive experience in telecommunications, finance, insurance, agribusiness and real estate.

Grupo Werthein has agreed to acquire, subject to customary closing conditions, 100% of the equity in Vrio, a leading digital entertainment services company with 10.3 million subscribers1 across 11 countries in Latin America and the Caribbean.2

Vrio provides live and on-demand video services via DIRECTV Latin America, SKY Brasil and DIRECTV GO. Vrio’s best-in-class entertainment includes world-class sporting events, international content and exclusive programming. Vrio offers services in Brazil through the SKY brand and in Argentina, Barbados, Chile, Colombia, Curacao, Ecuador, Peru, Trinidad and Tobago and Uruguay through the DIRECTV brand. DIRECTV GO is an over-the-top (OTT) subscription service that offers online access to a variety of live and on-demand programming in Argentina, Brazil, Chile, Colombia, Ecuador, Mexico, Peru and Uruguay.

“Our vision of the future is to maximize these leading entertainment brands in Latin America, maintaining their leadership and increasing their value proposition by investing in technology and content aligned with the viewing habits of each one of the subscribers, including the next generation of consumers,” said Dario Werthein, shareholder, Grupo Werthein.

Vrio’s infrastructure includes satellites and state-of-the-art broadcast centers that carry 4K video formats. Vrio’s broadband operations, along with other investments, including Torneos y Competencias in Argentina and WIN Sports in Colombia, will transfer to Grupo Werthein at close.

“Vrio has a talented and dedicated team of employees and we look forward to continuing to work with them. We are confident that they will maintain their commitment to business success, customer satisfaction and providing excellent service," added Werthein.

AT&T and Grupo Werthein are committed to a smooth transition and a seamless customer experience. Once the transaction is completed, Vrio subscribers will continue to have access to premium content and can expect the same services, channel lineup, content offerings and customer care experience.

“This transaction will further allow us to sharpen our focus on investing in connectivity for customers,” said Lori Lee – CEO AT&T Latin America. “We remain committed to Latin America through our wireless business in Mexico and services for multinational corporations operating in the region.”

Until closing, all employees will operate business as usual. AT&T and Grupo Werthein expect that when the transaction closes, substantially all employees who support Vrio’s operations today will transition to Grupo Werthein. AT&T and Grupo Werthein will have transition services agreements in place under which AT&T will provide certain services, such as billing, infrastructure and software support, to Grupo Werthein for one to three years after the transaction closes.

In contemplation of this transaction, AT&T classified Vrio as held-for-sale at June 30, 2021 and reported the asset group at fair value less cost to sell, which resulted in an impairment of $4.6 billion including $2.1 billion related to accumulated foreign currency translation adjustments. The companies expect the transaction to close in early 2022. AT&T plans to announce second-quarter 2021 results on Thursday, July 22, 2021.

Advisors
Grupo Werthein is represented in the U.S. by Skadden, Arps, Slate, Meagher & Flom, LLP, and as lead Latin America counsel by Bruchou, Fernandez Madero & Lombardi. Goldman Sachs & Co. LLC acted as financial advisor and Sullivan & Cromwell LLP acted as legal advisor to AT&T.

1 As of June 30, 2021 and including OTT subscribers.
2 Vrio’s broadband operations in Colombia and AT&T’s interest in SKY Mexico are not included in the transaction.

About Grupo Werthein
Grupo Werthein is a private holding company with a business trajectory of more than 100 years in Latin America and internationally, with extensive experience in telecommunications, financial markets, insurance, agribusiness, and real estate. Grupo Werthein has established a reputation in the market as a robust investor with a value proposition of high growth projections “innovation based.” It has built a diversified and solid portfolio of companies. Their vast experience in different sectors speak to their versatility and solid foundation. They develop profitable and long-term sustainable businesses in an honest and committed way that have the power to positively impact people’s lives. Their global business vision has allowed them to implement a model that integrates the professional management of traditional companies with the sense of identity and belonging of family-owned businesses, delivering performance in difference industry sectors with a high commitment to the community and its culture, based on the values of integrity, transparency and respect. For additional information: www.grupowerthein.com.

*About AT&T
AT&T Inc. (NYSE:T) is a diversified, global leader in telecommunications, media and entertainment, and technology. Consumers and businesses have more than 225 million monthly subscriptions to our services. AT&T Communications provides more than 100 million U.S. consumers with entertainment and communications experiences across mobile and broadband. Plus, it serves high-speed, highly secure connectivity and smart solutions to nearly 3 million business customers. WarnerMedia is a leading media and entertainment company that creates and distributes premium and popular content to global audiences through its consumer brands, including: HBO, HBO Max, Warner Bros., TNT, TBS, truTV, CNN, DC Entertainment, New Line, Cartoon Network, Adult Swim and Turner Classic Movies. Xandr, now part of WarnerMedia, provides marketers with innovative and relevant advertising solutions for consumers around premium video content and digital advertising through its platform. AT&T Latin America provides pay-TV services across 10 countries and territories in Latin America and the Caribbean and wireless services to consumers and businesses in Mexico.

About Vrio Corp.
Vrio is a leading provider of digital entertainment services in Latin America and the Caribbean with 10.3 million subscribers in 11 countries and close to 9,000 employees across the region. Vrio delivers best-in-class entertainment including world-class sporting events, international content and exclusive programming. Vrio offers services in Brazil through the SKY brand and in Argentina, Barbados, Chile, Colombia, Curacao, Ecuador, Peru, Trinidad and Tobago and Uruguay through the DIRECTV brand. DIRECTV GO is an over-the-top (OTT) subscription service that offers online access to a variety of live and on-demand programming in Argentina, Brazil, Chile, Colombia, Ecuador, Mexico, Peru and Uruguay. More information at: vriocorp.com. Vrio is part of AT&T Inc. (NYSE:T)

AT&T products and services are provided or offered by subsidiaries and affiliates of AT&T Inc. under the AT&T brand and not by AT&T Inc. Additional information is available at about.att.com. © 2021 AT&T Intellectual Property. All rights reserved. AT&T, the Globe logo and other marks are trademarks and service marks of AT&T Intellectual Property and/or AT&T affiliated companies. All other marks contained herein are the property of their respective owners.

Cautionary Language Concerning Forward-Looking Statements
Information set forth in this news release contains financial estimates and other forward-looking statements that are subject to risks and uncertainties, and actual results might differ materially. A discussion of factors that may affect future results is contained in AT&T’s filings with the Securities and Exchange Commission. AT&T disclaims any obligation to update and revise statements contained in this news release based on new information or otherwise.

This news release may contain certain non-GAAP financial measures. Reconciliations between the non-GAAP financial measures and the GAAP financial measures are available on the company’s website at https://investors.att.com.

For more information, contact:

AT&T United States
Fletcher Cook
Phone: 214-912-8541
Email: fletcher.cook@att.com

AT&T Latin America
Monica Talan
Phone: 469-216-8520
Email: monica.talan@att.com

Grupo Werthein
Kristian G. Boscan
Phone: +54 9 11 3652 7443
Email: kgboscan@gmail.com